UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 South Henry Street, Suite 100 Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc.    ☐Sotherly Hotels LP    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc.    ☐Sotherly Hotels LP    ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOHO	The NASDAQ Stock Market LLC
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOB	The NASDAQ Stock Market LLC
7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOO	The NASDAQ Stock Market LLC
8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHON	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2020, Sotherly Hotels LP (the “Operating Partnership”), a Delaware limited partnership, its sole general partner, Sotherly Hotels Inc. (the “Company”) (the Operating Partnership, the Company, and their subsidiaries and affiliates are collectively referred to as “we”, “us”, and “our”), a Maryland corporation, and certain subsidiaries of the Operating Partnership entered into the following agreements with KWHP SOHO, LLC, a Delaware limited liability company (“KW”), as collateral agent and an investor, and MIG SOHO, LLC, a Delaware limited liability company (“MIG”, and together with KW, the “Investors”), as an investor: (i) a Note Purchase Agreement (the “Note Purchase Agreement”) with KW and MIG; (ii) a Senior Secured Note with KW in the amount of $10.0 million and a Senior Secured Note with MIG in the amount of $10.0 million (the “Notes”); (iii) a Pledge and Security Agreement (the “Pledge Agreement”) with KW; (iv) a Board Observer Agreement (the “Board Observer Agreement”) with KW; and (v) other ancillary agreements.  These agreements constitute a transaction whereby the Investors purchased $20.0 million in Notes from the Operating Partnership with an option to require the Investors to purchase an additional $10.0 million in Senior Secured Notes on the terms and subject to the conditions described below and in the attached documents (the “Transaction”).

Copies of each of the Note Purchase Agreement, Notes, Pledge Agreement and Board Observer Agreement are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.  The summaries of those documents in this Form 8-K are not intended to be complete and are qualified in their entirety by the complete text of the relevant document.

Note Purchase Agreement

On December 31, 2020, the Operating Partnership and the Company entered into the Note Purchase Agreement with KW and MIG, pursuant to which: (i) we agreed to issue and sell, and the Investors agreed to purchase, the Notes with an aggregate face amount of US $20 million and on the terms described below; (ii) KW and MIG granted us an option, subject to certain conditions and exercisable by us on or before the first anniversary of the first closing date, pursuant to which we may issue and sell a second note to each of the Investors with an aggregate face amount of $10.0 million (the “Second Notes”) on substantially the same terms as the initial Notes; (iii) the Company agreed to fully and unconditionally guaranty the obligations of the Operating Partnership; (iv) we entered into the Pledge Agreement and Board Observer Agreement as described below; (v) we agreed to provide certain representations and warranties to the Investors; and (vi) we agreed to use the net proceeds to support the continued operation of the business conducted by the Operating Partnership.

We are required to pay a 1% origination fee on the amount of the initial Notes in connection with the first closing and a 1% commitment fee on the committed amount of the Second Notes.

Note

On December 31, 2020, the Operating Partnership issued and sold initial Notes to the Investors in the amount of $20.0 million.  The Notes:  (i) have a maturity date of December 30, 2023, with a one-year extension option, subject to a fee in the amount of 1% of the outstanding principal amount under the Notes as of such maturity date; (ii) accrue interest at a rate of 6.00% during the initial term and then at a rate of 10% following any extension; (ii) require quarterly interest payments, which shall initially be in the amount of $0.30 million; (iii) require principal repayment equal to 1.47 times the face amount of the Notes if repaid on or prior to December 30, 2023 and 1.65 times the face amount of the Notes if repaid after December 30, 2023; (iv) may be prepaid without penalty, but subject to make-whole amounts for interest and the repayment multiplier; and (v) rank pari passu with other notes issued under the Note Purchase Agreement and senior to all other indebtedness of the Operating Partnership.

The Notes requires us to maintain certain cash management standards and include a broad range of covenants restricting our ability to incur additional debt, make dividend payments, transfer or acquire assets, or exceed our 2019 employee compensation levels.  They also require us to maintain certain financial thresholds, including limitations on our accounts payable and capital expenditures.

Upon an event of default or liquidity event described in the Notes, the holders of the Notes have the right to require and approve our selection of one or more of our hotel properties for disposition or refinancing in order to cure an event of default or liquidity event based on a process set forth in the Notes.  In addition, the Notes are redeemable by the holder in full upon an event of default or a change of control transaction.

Pledge Agreement

On December 31, 2020, certain subsidiaries of the Operating Partnership entered into the Pledge Agreement with KW, pursuant to which we agreed to pledge and grant to KW a first priority security interest in the equity interests, including certain voting rights, of our affiliates that own The DeSoto hotel, Hotel Ballast Wilmington, and the DoubleTree by Hilton Philadelphia Airport hotel (collectively, the “Pledged Collateral”).  Upon an uncured monetary event of default under the Notes, KW, as collateral agent, has a right to sell, lease or otherwise dispose of or realize upon the Pledged Collateral in order to satisfy any amounts outstanding under the Notes.

Board Observer Agreement

On December 31, 2020, the Company entered into the Board Observer Agreement with KW, pursuant to which the Company has agreed to grant KW the option and the right to appoint a single representative to attend all meetings of the Company’s board of directors (the “Board”) and its committees in a non-voting, observer capacity only.  The Board observer right exists until the date on which all principal, interest, and all other sums payable under the Notes and the Second Notes, if any, are paid and satisfied in whole.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 31, 2020, the Company issued a press release announcing the Transaction.  A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company or the Operating Partnership under the Exchange Act or the Securities Act of 1933, as amended (the “Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.19	Note Purchase Agreement dated December 31, 2020.
10.20	Senior Secured Notes dated December 31, 2020.
10.21	Pledge and Security Agreement dated December 31, 2020.
10.22	Board Observer Agreement dated December 31, 2020.
99.1	Press Release of Sotherly Hotels Inc. dated December 31, 2020, announcing the Transaction.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 31, 2020	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer